                                                                 Exhibit 23(j)

                        INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective  Amendment No. 41 to Registration
Statement No.  2-93177 of Oppenheimer  Variable  Account Funds on Form N-1A of
our reports dated  January 23, 2003,  appearing in the Statement of Additional
Information,  which  is  part  of  such  Registration  Statement,  and  to the reference to us under the headings "Independent  Auditors" in the Statement of
Additional Information and "Financial  Highlights" in the Prospectuses,  which are also part of such Registration Statement.

/s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Denver, Colorado
April 25, 2003